EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-68917 and 333-61070) of hi/fn, Inc. of our report dated October 20, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
December 15, 2003
San Jose, California